EXHIBIT 10.1

GEORGETOWN SAVINGS BANK
INCENTIVE COMPENSATION PLAN
GOALS FOR JULY 1, 2010 – DECEMBER 31, 2010

Organizational Level:  Executive

Employee:	Robert E. Balletto	Incentive Target (6-months): 18% ($16,601)
Title:	President and Chief Executive Officer

The dollar figures presented in this example are estimates.  Incentive payments will be based on the employee’s base compensation, which includes actual straight-time pay (excludes overtime), jury duty, holiday, vacation, personal and sick pay for the period of July 1, 2010 through December 31, 2010.

Minimum Thresholds
In order to receive payment for achievement of the goals listed below, the following thresholds must be met:
1.	CAMELS ratings must be at a rating of “2” or better at all time during the Plan Year. This will be measured by both internal audit results and OTS rating.
2.	Asset Quality must be at a level of “Satisfactory” or better at all time during the Plan Year. This will be measured by both internal audit results and OTS rating.

Tier 1: Bank-wide Performance

GOAL: #1: Profitability – Achieve Return on Assets (ROA)

 Payout Percentage: 55% = $9,131

Goals	Payout
95% of budget	$3,044
At budget	$6,087
110% of budget	$9,131
Stretch Goal
Every .05% over 110% of budget	$3,044

GOAL: #2: Profitability – Achieve Efficiency Ratio

 Payout Percentage: 25% = $4,150

Goals	Payout
At budget	$2,767
97% of budget	$4,150
Stretch Goal
Every 2% under 97% of budget	$1,383

Tier 2: Team Performance

GOAL: #3: Prepare and present a Business Plan to address the strategic initiative of increasing local commercial loan growth that meets the approval of the Board of Directors no later than December 20, 2010.

 Payout Percentage: 20% = $3,320

Tier 3: Individual Performance

Goals:	None

Minimum Level of Expectations
To be eligible for this Incentive Compensation Plan the employee must meet the following:
•	Performing at a satisfactory level or above,
•	Not on written warning, and
•	Actively employed at the time of the incentive payment.